First Quarter 2020 Earnings Release April 29, 2020

Legal Disclaimer Forward-Looking Statements This presentation may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward- looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk of litigation and reputational risk associated with historic acquisition activity; (2) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (3) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (4) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (5) risks related to the completed acquisition of Progressive Financial Group, Inc. (“PFG”); (6) the risk that the anticipated benefits from the completed acquisition of PFG may not be realized in the time frame anticipated; (7) changes in management’s plans for the future; (8) prevailing, or changes in, economic or political conditions, particularly in our market areas; (9) credit risk associated with our lending activities; (10) changes in interest rates, loan demand, real estate values, or competition; (11) changes in accounting principles, policies, or guidelines; (12) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (13) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (14) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (15) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures Statements included in this presentation include Non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) net operating earnings, (ii) net operating return on average assets, (iii) net operating return on average shareholder equity, (iv) return on average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio; (vii) tangible common equity; (viii) average tangible common equity; (ix) tangible book value; (x) operating pre-tax pre-provision earnings; (xi) operating noninterest income; (xii) operating noninterest expense; (xiii) net interest income – excluding purchase accounting adjustments; and ratios derived therefrom, in its analysis of the company's performance. Net operating earnings excludes the following from net income: securities gains and losses, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses, the effect of the December 2017 tax law change on deferred tax assets, tax benefit from director options previously exercised, and the income tax effect of adjustments. Net operating return on average assets is the annualized net operating earnings divided by average assets. Net operating return on average equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders’ equity (GAAP) and average shareholders’ equity (GAAP). Tangible book value excludes intangible assets and goodwill less shareholders’ equity (GAAP) divided by common shares outstanding. Operating pre-tax pre- provision earnings is net interest income (GAAP) plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP). Operating noninterest income excludes the following from noninterest income: securities gains and losses, expenses related to the termination of the ADECA loan program and the merger termination fee of $6.4 million in the second quarter of 2019. Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Net interest income – excluding purchase accounting adjustments includes taxable equivalent adjustments and excludes purchase accounting adjustments from net interest income. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

Overview of SmartFinancial . SmartFinancial, Inc. (Nasdaq: SMBK) is a $2.9 billion asset bank holding company headquartered Branch Footprint in Knoxville, Tennessee . Operates one subsidiary bank, SmartBank, which was founded Nashville in January 2007 Knoxville . Located primarily in attractive, high-growth markets Greensboro throughout East/Mid Tennessee, Alabama and theJonesboro Florida 40 Panhandle ARKANSAS . 483 full-time employees TENNESSEE NORTH CAROLINA Memphis Chattanooga . Balance Sheet (3/31/20) LITTLE ROCK 77 . Assets: $2.9 billion Huntsville . Gross Loans: $2.1 billion 85 SOUTH . Deposits: $2.3 billion CAROLINA . Shareholders’ Equity / Tangible Common Equity (Non-GAAP): Atlanta $336.2 million / $249.7 million Birmingham 20 Tuscaloosa . Profitability (Q1 ’20) GEORGIA . Net Income / Net Operating Earnings (Non-GAAP)MISSISSIPPI: $2.7 million ALABAMA / $4.3 million Jackson Columbus 16 . Operating Pre-Tax Pre-Provision Earnings (Non-GAAP): Montgomery $8.7 million Savannah . ROAA / Net Operating ROAA (Non-GAAP): 0.43% / 0.67% 75 . ROATCE / Net Operating ROATCE (Non-GAAP): 4.41% / 6.90% 65 95 . Efficiency Ratio / Operating Efficiency Ratio (Non-GAAP): 74.0% / 65.5% Mobile Baton Rouge 10 . Asset Quality SMBK Branch . Superior asset quality and proven credit culture Tallahassee . NPAs / Total Assets of 0.31% New Orleans FLORIDA . Reserves / Loans: 0.63% . Regularly Quarterly Dividend . Declared quarterly cash dividend of $0.05 per share Financial data as of or for the three months ended 3/31/20 Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 3

SmartFinancial, Inc.

Culture

We are **building a culture** where **Associates thrive** and are **empowered** to be **leaders**. The **core values** that we have established as a company help us operate in unison and have become a **critical part of our culture**. Our Associates are key to SmartBank's success.

Core Values

Act with Integrity

Be Enthusiastic

Create Positivity

Demonstrate Accountability

Embrace Change

Creating "WOW" Experiences

Exhibiting Over-The-Top Enthusiasm and Positivity

Delivering Exceptional, Professional & Knowledgeable Service

Positioning Statement


TOP WORK PLACES 2019
NEWS SENTINEL
TOP WORK PLACES 2018
NEWS SENTINEL
TOP WORK PLACES 2017
NEWS SENTINEL

At SmartBank, delivering **unparalleled value** to our Shareholders, Associates, Clients and the Communities we serve drives **every** decision and action we take. **Exceptional value** means being there with **smart solutions**, **fast responses** and **deep commitment** every single time. By doing this, we will create the Southeast's next, great community banking franchise.

4

Approach and Actions Taken in Response to COVID-19 COVID-19 Actions • Established Senior Executive meetings to discuss potential scenarios • Increased associate communications regarding precautions and preparedness activities • Enacted cancellation of non-essential business travel for all associates • Increased updates to Board on a regular basis • Created Pandemic Response Team, comprised of Senior Executives and Functional Leaders from across the Company • Executed Business Continuity Plan to protect welfare of our associates and to mitigate disruption • Operational activities: o Business continuity, IT testing, remote work capabilities implemented o Enhanced liquidity monitoring and analysis o Increased operational liquidity to support client needs 5

Supporting Associates, Clients and Communities Associates Clients Communities • Implemented work-at-home • Branch offices remained open • Formed a Community strategy for those associates • Provided relief to commercial and Engagement Roundtable made up whose jobs can be performed consumer clients with deferring of individuals representing all remotely principal and/or interest footprints across the company, • Established social distancing payments led by the Director of Community practices for associates who Development & CRA Officer, to • Continue to provide liquidity to assist with identifying needs of remained on site, as well as split- our clients team rotations each community affected by • Helping clients apply for the COVID-19 • Granted 80 hours of Emergency Paycheck Protection Program • Paid Leave available to associates Spent an extensive amount of (“PPP”) that provided potentially time educating the underserved with child and/or elder care forgivable emergency relief loans issues, as well as medical related and minority small business issues • Provide credit card clients the community on the SBA loan option to skip a payment program, in particular PPP • Adjusted branch operations to • “drive-thru only” and lobby visits • Potentially waive CD penalties Assisted several non-client by appointment and service charges, such as community service organizations NSF’s, cashier checks, etc. with SBA PPP loans • Provided routine information to • our associates with up-to-date • Waiving late fees on loans Served as Committee member for Chattanooga on their Small information on COVID-19 and • Suspended foreclosures and safe work space, as well as Business Grant and Loan repossessions program, which was created to weekly recap messages from the President & CEO assist victims impacted by COVID- 19 6

First Quarter Financial Highlights

Continuing Increase in Operating Pre-Tax Pre-Provision Earnings $10,000 GAAP) - $7,500 $5,000 Provision Provision (Non Earnings ($000) - $2,500 Tax Pre Tax - $0 Operating Operating Pre 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Operating PTPP Earnings, Less Accretion Accretion ($ in thousands) 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Operating Pre-Tax Pre-Provision Earnings (Non-GAAP) $5,542 $6,967 $6,770 $8,786 $8,039 $7,772 $8,700 $7,890 $8,692 Less: Accretion $1,274 $2,583 $1,208 $2,755 $1,881 $1,374 $1,246 $1,375 $1,841 Operating Pre-Tax Pre-Provision Earnings, Less Accretion $4,268 $4,384 $5,562 $6,031 $6,158 $6,398 $7,454 $6,515 $6,851 Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 8

Performance Trends ROAA (%) ROATCE (%) . Net Operating Earnings (Non-GAAP) of $4.3 million for the quarter 1.56% 16.8% 1.12% 1.02% 1.08% 11.6% . ROAA of 0.43% for the quarter and 0.98% 1.01% 10.6% 11.1% 0.96% 10.8% 10.3% 10.5 % Net Operating ROAA (Non-GAAP) of 0.84% 9.3% 0.67% 0.67% 6.9% 0.43% 4.4% . ROATCE (Non-GAAP) of 4.4% for the quarter and Operating ROATCE (Non-GAAP) of 6.9% (1) . Efficiency Ratio of 74.0% for the Reported Operating quarter and Operating Efficiency Ratio (Non-GAAP) of 65.5% Net Interest Margin (%) Efficiency Ratio (%) 4.10% . Net Interest Margin (fully taxable 74.0% 3.94% 3.91% 3.84% 3.90 % equivalent “FTE”) of 3.90%, up 6 3.76% 68.7% 3.68% 3.68% 3.59% 3.58% 67.0 % basis points from the prior quarter 64.3% 65.6% 65.0% 65.5% 63.0% 62.4% . Nonperforming Assets were 0.31% 57.5 % of Total Assets Reported Operating (1) (1) Operating profitability (Non-GAAP) figures exclude gain on sale of securities, merger termination fees, merger-related and restructuring expenses and non-operating items; net interest margin excludes purchase accounting adjustments Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 9

Balance Sheet Trends Total Assets ($mm) Loans ($mm) $3,000 $2,874 $2,200 $2,139 $2,600 $2,000 $2,354 $2,391 $2,390 $2,449 $1,897 $1,838 $1,833 $1,865 $2,200 $1,800 $1,800 $1,600 $1,400 $1,400 $1,000 $1,200 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Total Deposits ($mm) Book Value Per Share $2,342 $22.33 $22.09 $22.50 $21.93 $2,400 $21.47 $20.82 $2,200 $20.00 $2,047 $1,994 $2,012 $1,998 $16.40 $2,000 $17.50 $16.82 $15.86 $16.37 $15.18 $1,800 $15.00 $1,600 $12.50 $1,400 $10.00 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Book Value Tangible Book Value (Non-GAAP) Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 10

SmartFinancial, Inc.

Net Interest Income

- Net Interest Margin (FTE) increased 6 bps quarter-to-quarter to 3.90%
- Compared quarter-to-quarter, Earning Asset Yields have decreased 9 basis points; the Average Cost of Interest-Bearing Liabilities have decreased 19 basis points
- Excluding the effect of purchase accounting adjustments, the Net Interest Margin (FTE) decreased 1 basis point quarter-to-quarter

($ in thousands)	1Q20	4Q19	1Q19
Net Interest Income (FTE)	$22,688	$21,220	$21,112
Average Earning Assets	$2,340,037	$2,190,508	$2,089,540



Net Interest Margin
4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
1Q19
2Q19
3Q19
4Q19
1Q20
Net Interest Margin (FTE)
Net Interest Margin (FTE - ex Purchase Accounting Adj.) (Non-GAAP)

Average Yields and Rates	1Q20	4Q19	1Q19
Loans, less accretion	4.98%	5.07%	5.20%
Accretion	0.37%	0.29%	0.42%
Loans	5.35%	5.36%	5.62%
Taxable securities	2.34%	2.38%	2.68%
Tax-exempt securities (FTE)	2.28%	3.09%	4.07%
Federal funds and other investments	1.46%	1.74%	2.68%
Earning Asset Yields	4.83%	4.92%	5.25%
Total Interest-Bearing Deposits	1.10%	1.29%	1.32%
Securities sold under agreement to repurchase	0.36%	0.35%	0.41%
Federal funds purchased and other borrowings	0.73%	1.00%	4.09%
Subordinated debt	5.98%	5.90%	6.04%
Total Interest-Bearing Liabilities	1.20%	1.39%	1.45%
Net Interest Margin (FTE)	3.90%	3.84%	4.10%
Net Interest Margin (FTE - ex Purchase Acct. Adj.)	3.58%	3.59%	3.76%
Cost of Funds	0.99%	1.15%	1.21%

Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix

11

Operating (Non-GAAP) Noninterest Income . Added insurance commission income stream from acquisition of Progressive Financial Group, Inc. . Investment services income increased from additional production . Mortgage banking income increased over 56% from the prior quarter . Consistent increases in service charges on deposit accounts ($ in thousands) Operating (Non-GAAP) Noninterest Income $3,000 $2,400 Other Noninterest Income $1,800 Insurance Commissions Investment Services Income $1,200 Mortgage Banking Income Service Charges on Deposit Accounts $600 $0 1Q19 2Q19 3Q19 4Q19 1Q20 Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 12

Operating (Non-GAAP) Noninterest Expense . Operating Efficiency Ratio (Non-GAAP) remained stable quarter-to-quarter at 65% . Salary and benefits remained stable . Continued investment in infrastructure ($ in thousands) Operating (Non-GAAP) Noninterest Expense $20,000 $15,000 Other Amortization of Intangibles $10,000 Data Processing Occupancy $5,000 Salaries & Benefits $0 1Q19 2Q19 3Q19 4Q19 1Q20 Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 13

Attractive Deposit Mix Deposit Composition (3/31/20) Historical Deposit Composition ($mm) $2,500 $2,342 Noninterest $2,047 Time Demand $1,994 $2,012 $1,998 $2,000 Deposits 19% $736 31% $635 $673 $647 $680 Interest- bearing $1,500 Money Demand Market and 19% $730 Savings $623 31% $1,000 $698 $648 $635 $444 Historical Cost of Deposits $380 $500 $332 $334 $351 3.00% $432 2.50% $329 $357 $365 $364 2.00% 2.50% 2.50% $0 1Q19 2Q19 3Q19 4Q19 1Q20 1.50% 2.00% 1.75% Noninterest Demand Interest-bearing Demand 1.00% 1.10% 1.18% 1.13% Money Market and Savings Time Deposits 1.06% 0.91% 0.50% 0.25% 0.00% 1Q19 2Q19 4Q19 1Q20 3Q19 Cost of Deposits Fed Funds Target 14

Overview of Loan Portfolio Loan Composition (3/31/20) Historical Loan Composition ($mm) $2,500 Other <1% Consumer RE $2,139 22% $2,000 CRE, Non $1,865 $1,897 $1,838 $1,833 $483 Owner C&I Occupied 18% $417 25% $409 $402 $402 $1,500 $536 CRE, $476 Owner C&D $473 $464 $468 Occupied 12% 22% $1,000 $473 $416 $416 $422 $429 Historical CRE Ratios $500 $253 $187 $205 $220 $228 400% $341 $334 $341 $337 $377 300% 274% $0 200% 1Q19 2Q19 3Q19 4Q19 1Q20 C&I C&D 100% 87% CRE, Owner Occupied CRE, Non Owner Occupied 0% 1Q19 2Q19 3Q19 4Q19 1Q20 Consumer RE Other CRE C&D 15

Segments Impacted by COVID-19 ($ in thousands) Total Avg. Loan Commitments O / S Balance Size % of Portfolio Industry ($) ($) ($) (%) Restaurants/Bars $ 91,328 $ 86,990 $ 518 4.1 % Hospitality / Lodging 185,053 143,831 2,438 6.7 Attraction / Amusement 40,846 37,886 1,994 1.8 Retail CRE 82,171 78,599 595 3.7 1-4 Vacation Rental 43,842 35,421 403 1.7 Other 2,136,279 1,756,520 174 82.1 Total $ 2,579,519 $ 2,139,247 $ 202 100.0 % Key Portfolio Management Fundamentals Restaurants/Bars Hospitality / 4.1% Lodging 6.7% Attraction / Amusement . Well-Diversified Portfolio 1.8% Retail CRE . Good Equity in Real Estate Loan Transactions 3.7% 1-4 Vacation Rental . Strong Market Knowledge 1.7% . Conservatively Structured Loan Profiles . Granularity in Loan Portfolio 16

COVID-19 Modified Loans ($ in thousands) COVID-19 Modified Loans April 2020 Modified Loans Avg. Loan % of Modified Size Portfolio Industry ($) ($) (%) Restaurants $ 70,781 $ 885 3.0 % Hospitality / Lodging 120,761 4,164 5.1 Attraction / Amusement 4,163 833 0.2 Retail CRE 20,002 1,250 0.8 1-4 Vacation Retail 7,057 470 0.3 Other 286,915 531 12.1 Total Modified Loans $ 509,679 $ 744 21.4 % Portfolio Total $ 2,381,944 Source: Company information Note: As of April 24, 2020 17

Paycheck Protection Program Funded Dollars State ($ in thousands) Tennessee $ 151,905 Alabama 51,795 Florida 19,314 Georgia 8,370 Other 7,962 Total $ 239,346 PPP Loan Stratification Table as of 4/24/20 Funded Application Dollars Average SBA Fee Count ($ in thousands) ($ in thousands) 1% 7 $ 22,020 $ 3,146 3% 142 102,038 719 5% 1,536 115,288 75 Total 1,685 $ 239,346 $ 142 18

SmartFinancial, Inc.

Asset Quality

- Superior asset quality, with Nonperforming Assets at 0.31% of Total Assets compared to the Southeast Peer Median [(1)] of 0.66%
- Remaining fair value discounts on acquired loans are 1.3x the current Allowance For Loan Losses
- Allowance for loan losses to loans is 0.63% at 1Q20
- Proven credit culture, with Net Charge-Offs to Average Loans of 0.00% compared to the Southeast Peer Median [(1)] of 0.08%

Nonperforming Assets ($ in thousands)



$12,000
$8,000
$4,000
$0
1.00%
0.70%
0.40%
0.10%
0.66%
0.31%
1Q19
2Q19
3Q19
4Q19*
1Q20
Foreclosed Assets
Nonperforming Loans
Nonperforming Assets/ Total Assets (SMBK)
Nonperforming Assets/ Total Assets (SE Peer Median)(1)

Loan Discounts ($ in thousands)



$30
$20
$10
$0
0.90%
0.60%
0.30%
0.00%
1Q19
2Q19
3Q19
4Q19
1Q20
Allowance for Loan Losses (GAAP)
Net Acquisition Accounting Fair Falue Discounts to Loans
Allowance for Loan Losses/ Loans

Net Charge-Offs/ Average Loans



0.15%
0.10%
0.05%
0.00%
(0.05%)
0.08%
0.00%
1Q19
2Q19
3Q19
4Q19*
1Q20
SMBK
SE Peer Median(1)

Source: S&P Global Market Intelligence

(1) Major-exchange (NYSE, NYSEAM, NASDAQ) traded banks between $1.5B and $3B in assets headquartered in the Southeast (AL, AR, FL, GA, LA, MS, NC, SC, TN and WV) as of 12/31/19

* Peer median data held constant from 4Q19 due to unavailable 4Q19 data as of SMBK reporting date

19

Reserve Reconciliation ($ in thousands) 1Q19 2Q19 3Q19 4Q19 1Q20 Allowance for Loan Losses (GAAP) - Originated $ 8,704 $ 8,979 $ 9,674 $ 9,969 $ 12,412 Allowance for Loan Losses (GAAP) - Acquired -- 118 118 274 1,019 Loan Discounts 19,954 15,871 16,784 15,348 17,237 Total Reserves $ 28,658 $ 24,968 $ 26,576 $ 25,591 $ 30,668 Originated Loans $ 1,290,392 $ 1,349,686 $ 1,433,524 $ 1,521,364 $ 1,621,128 Acquired Loans 548,074 483,216 431,155 376,028 518,119 Total Loans $ 1,838,466 $ 1,832,902 $ 1,864,679 $ 1,897,392 $ 2,139,247 Allowance / Total Loans 0.47% 0.50% 0.53% 0.54% 0.63% Allowance / Originated Loans 0.67% 0.67% 0.67% 0.66% 0.77% Allowance / Acquired Loans 0.00% 0.02% 0.03% 0.07% 0.20% Discount / Acquired Loans 3.64% 3.28% 3.89% 4.08% 3.33% Total Reserves / Total Loans 1.56% 1.36% 1.43% 1.35% 1.43% Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 20

Current Capital Position TCE / TA (%) Leverage Ratio (%) 16.0% 16.0% 12.0% 9.9% 12.0% 9.6% 9.9% 10.3% 10.3% 9.3% 9.0% 9.3% 9.9% 10.0% 8.0% 8.0% 4.0% 4.0% 0.0% 0.0% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 CET1 Ratio (%) Total Risk-Based Capital Ratio (%) 16.0% 16.0% 13.7% 14.0% 14.0% 13.0% 13.1% 11.2% 11.5% 11.6% 12.0% 12.0% 10.6% 10.9% 8.0% 8.0% 4.0% 4.0% 0.0% 0.0% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Basel III Regulatory Capital Minimum To Be Considered “Well Capitalized” Note: Data as of the three months ended each respective quarter 21

Strong Liquidity Position Cash and Cash Equivalents ($mm) Bank Funding Sources ($mm) $350.0 $309.1 Liquidity Amount Available $280.0 Sources ($mm) $199.5 $210.0 $170.9 $184.0 Unpledged Investment Securities $ 105.3 $140.0 $133.0 $70.0 Overnight Fed Funds 69.6 $0.0 1Q19 2Q19 3Q19 4Q19 1Q20 FRB Discount Window 95.8 Loans / Deposits (%) 100.0% FHLB 52.0 96.0% 93.3% Holding Company Line of Credit 25.0 92.2% 92.7% 91.4% 92.0% 91.1% 88.0% Total Funding: $ 347.7 84.0% 80.0% 1Q19 2Q19 3Q19 4Q19 1Q20 22

Earnings Profile – First Quarter 2020 . Net Interest Income increased over ($ in thousands, expect per share data) 1Q20 4Q19 1Q19 7% year-over-year (“YoY”) due to higher average earning asset Total Interest Income $27,998 $27,028 $26,943 Total Interest Expense 5,427 5,924 5,946 balances Net Interest Income 22,571 21,104 20,997 Total Noninterest Income 2,818 2,840 1,698 Total Revenue 25,389 23,944 22,695 . Noninterest Income increased over Provision for Loan Losses 3,200 685 797 65% YoY with all components Total Noninterest Expense 18,793 16,052 15,579 reporting increases Earnings Before Income Taxes 3,396 7,206 6,319 Income Tax Expense 664 473 1,588 Net Income $2,732 $6,733 $4,731 . Total Revenue increased over 11% Net Income Per Share: YoY due to overall growth of the Diluted Net Income Per Share $0.19 $0.48 $0.34 Company Net Operating Earnings Per Share (Non-GAAP): Diluted Operating Earnings Per Share $0.30 $0.46 $0.39 . Increases in Noninterest Expense primarily driven by merger charges and increased provision expense due to COVID-19 and deteriorating economic conditions Note: For a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 23

Appendix

SmartFinancial, Inc.

Non-GAAP Reconciliations

($ in thousands)	1Q20	4Q19	3Q19	2Q19	1Q19
Net interest income - ex purchase acct. adj.					
Net interest income (GAAP)	$ 22,571	$ 21,104	$ 21,140	$ 20,802	$ 20,997
Taxable equivalent adjustment	117	116	110	116	115
Net interest income TEY	22,688	21,220	21,250	20,918	21,112
Purchase accounting adjustments	1,841	1,375	1,246	1,374	1,881
Net interest income - ex purchase acct. adj. (Non-GAAP)	$ 20,847	$ 19,845	$ 20,004	$ 19,544	$ 19,231
Operating Noninterest Income					
Noninterest income (GAAP)	$ 2,818	$ 2,840	$ 2,196	$ 8,416	$ 1,698
Securities (gain) losses	-	-	(1)	(33)	-
ADECA termination proceeds	-	(720)	-	-	-
Merger termination fee	-	-	-	(6,400)	-
Operating noninterest income (Non-GAAP)	$ 2,818	$ 2,120	$ 2,195	$ 1,983	$ 1,698
Operating Noninterest Expense					
Noninterest expense (GAAP)	$ 18,793	$ 16,052	$ 14,708	$ 16,809	$ 15,579
Salaries - prior year adjustment	-	(603)	-	-	-
Merger related and restructuring charges	(2,096)	(427)	(73)	(1,796)	(923)
Other - prior year franchise tax true-up	-	312	-	-	-
Operating noninterest expense (Non-GAAP)	$ 16,697	$ 15,334	$ 14,635	$ 15,013	$ 14,656
Tangible Common Equity					
Shareholders' equity (GAAP)	$ 336,200	$ 312,747	$ 306,040	$ 299,611	$ 290,481
Less goodwill and other intangible assets	86,503	77,193	77,534	78,348	78,690
Tangible Common Equity (Non-GAAP)	$ 249,697	$ 235,554	$ 228,506	$ 221,263	$ 211,791
Average Tangible Common Equity					
Average shareholders' equity (GAAP)	$ 329,692	$ 308,772	$ 303,200	$ 296,570	$ 286,076
Less goodwill and other intangible assets	80,370	77,400	78,222	78,564	78,913
Average Tangible Common Equity (Non-GAAP)	$ 249,322	$ 231,372	$ 224,978	$ 218,006	$ 207,163
Non-GAAP Return Ratios					
Net operating return on average assets (Non-GAAP)(1)	0.67%	1.08%	1.02%	0.96%	0.98%
Return on average tangible common equity (Non-GAAP)(2)	4.41%	11.55%	10.52%	16.78%	9.26%
Net operating return on average shareholder equity (Non-GAAP)(3)	5.22%	8.34%	7.87%	7.58%	7.81%
Net operating return on average tangible common equity (Non-GAAP)(4)	6.90%	11.12%	10.61%	10.31%	10.79%

(1) *Net operating return on average assets (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average assets.*
(2) *Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).*
(3) *Net operating return on average shareholder equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average shareholder equity.*
(4) *Net operating return on average tangible common equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).*
Note: *"ADECA" represents a program administered by the* Alabama Department of Economic and Community Affairs

25

SmartFinancial, Inc.

Non-GAAP Reconciliations

($ in thousands, except per share data)	1Q20	4Q19	3Q19	2Q19	1Q19
Operating Earnings					
Net income (GAAP)	$ 2,732	$ 6,733	$ 5,963	$ 9,121	$ 4,731
Noninterest income:					
Securities (gains) losses	-	-	(1)	(33)	-
ADECA termination proceeds	-	(720)	-	-	-
Merger termination fee	-	-	-	(6,400)	-
Noninterest expenses:					
Salaries - prior year adjustment	-	603	-	-	-
Merger related and restructuring expenses	2,096	427	73	1,796	923
Other - prior year franchise tax true-up	-	(312)	-	-	-
Income taxes:					
Tax benefit - prior year amended return	-	(304)	-	-	-
Tax benefit from director options	-	-	-	-	-
Income tax effect of adjustments	(548)	60	(19)	1,119	(145)
Net operating earnings (Non-GAAP)	$ 4,280	$ 6,487	$ 6,016	$ 5,603	$ 5,509
Net operating earnings per common share:					
Basic	$0.30	$0.46	$0.43	$0.40	$0.40
Diluted	$0.30	$0.46	$0.43	$0.40	$0.39
Operating Efficiency Ratio					
Efficiency ratio (GAAP)	74.0%	67.0%	63.0%	57.5%	68.7%
Adjustment for taxable equivalent yields	(0.45%)	(0.45%)	(0.37%)	(0.50%)	(0.49%)
Adjustment for securities gains (losses)	-	-	-	0.14%	-
Adjustment for merger expenses	(8.10%)	(1.64%)	(0.24%)	8.39%	(3.91%)
Operating efficiency ratio (Non-GAAP)	65.5%	65.0%	62.4%	65.6%	64.3%

Note: "ADECA" represents a program administered by the Alabama Department of Economic and Community Affairs

26

Non-GAAP Reconciliations ($ in thousands, except per share data) 1Q20 4Q19 3Q19 2Q19 1Q19 4Q18 3Q18 2Q18 1Q18 Operating Pre-Tax Pre-Provison Income Net interest income (GAAP) $ 22,571 $ 21,104 $ 21,140 $ 20,802 $ 20,997 $ 21,447 $ 18,860 $ 19,538 $ 16,811 Operating noninterest income (Non-GAAP) 2,818 2,120 2,195 1,983 1,698 1,678 1,831 1,583 1,455 Operating noninterest expense (Non-GAAP) (16,697) (15,334) (14,635) (15,013) (14,656) (14,339) (13,921) (14,154) (12,724) Operating Pre-Tax Pre-Provison Earnings (Non-GAAP) $ 8,692 $ 7,890 $ 8,700 $ 7,772 $ 8,039 $ 8,786 $ 6,770 $ 6,967 $ 5,542 Note: “ADECA” represents a program administered by the Alabama Department of Economic and Community Affairs 27

Investor Contacts Billy Carroll Miller Welborn President & CEO Chairman (865) 868-0613 (423) 385-3067 Billy.Carroll@SmartBank.com Miller.Welborn@SmartBank.com SmartFinancial, Inc. 5401 Kingston Pike, Suite 600 Knoxville, TN 37919 28